UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2011

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2011, Merit Medical Systems, Inc. (the “Company”) received from The Nasdaq OMX Group (“Nasdaq”) a letter (the “Nasdaq Letter”) indicating that, as a result of the death of James J. Ellis, a director of the Company who served on the audit committee (the “Audit Committee”) of the Company’s board of directors, the Company violated the audit committee composition requirement for continued listing on Nasdaq under Listing Rule 5605 (the “Rule”).  The Nasdaq Letter also indicated, however, that, as a result of the action of the Company’s board of directors described below, the Company regained compliance with the Rule and, subject to the disclosure set forth in this report, Nasdaq has closed the matter.

Also on September 22, 2011, the Company’s board of directors appointed Franklin J. Miller, an independent director of the Company, to serve on the Audit Committee, which filled the vacancy resulting from Mr. Ellis’ death and restored the number of independent directors serving on the Audit Committee to three.

Nasdaq Listing Rule 5810(b) requires that the Company promptly disclose receipt of the Nasdaq Letter, which disclosure must include the continued listing criteria that the Company failed to meet.  The Company is filing this Current Report on Form 8-K for the purpose of satisfying Nasdaq’s disclosure requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: September 28, 2011	By:	/s/ Rashelle Perry
Rashelle Perry
Chief Legal Officer